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                                                                  Exhibit (e)(8)

American General
Life Companies

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                                                    EXECUTIVE ADVANTAGE(SM)
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                                              REALLOCATION and REBALANCING REQUEST
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Insured: _____________________________________         Policyholder: ________________________________________________
         (Last Name, First Name, Middle Name)                        (Last Name, First Name, Middle Name)

Policy Number: ________________________________________________ Social Security No.: ______-_____-______

  .   Restrictions on Subaccount Transfers are shown in the Certificate and Certificate Information pages.
  .   The Policyholder may make 12 free transfers during a Certificate Year. A $25 transfer charge may be imposed on each subsequent transfer.
  .   Transfers from the Guaranteed Account may be made to a Subaccount(s) only during the 60 day period that is 30 days before and 30 days after the end of each Certificate Anniversary.
  .   Transfers must be in whole dollars or whole percentages.
      Please rebalance the subaccounts to achieve the percentages indicated below. I understand that the subaccounts will only achieve these percentages on the date the transfers occur. Future charges and investment results will cause the balances to change. This form will also change future premium payments to be allocated as indicated below, until changed by the
      Owner.

Guaranteed Account                                      _______%                                                       Percent
                                                                                                                       -------
    AIM Variable Insurance Funds (Invesco Variable Insurance Funds) Goldman Sachs Variable Insurance Trust
    Invesco V.I. High Yield Fund                        _______%        Strategic International Equity Fund            _______%
    Invesco V.I. American Value Fund                    _______%        Structured U.S. Equity Fund                    _______%
    Alliance Bernstein Variable Products Series Fund, Inc.            JPMorgan Insurance Trust
    Growth Portfolio                                    _______%      Small Cap Core Portfolio                         _______%
    Growth and Income Portfolio                         _______%    The Universal Institutional Funds, Inc.
    Large Cap Growth Portfolio                          _______%        Core Plus Fixed Income Portfolio               _______%
American Century Variable Portfolios, Inc.                              Emerging Markets Equity Portfolio              _______%
    VP Income & Growth Fund                             _______%        Mid Cap Growth Portfolio                       _______%
    VP International Fund                               _______%    Neuberger Berman Advisers Management Trust
BlackRock Variable Series Funds, Inc.                                   AMT Large Cap Value Portfolio                  _______%
  BlackRock Basic Value V.I. Fund                       _______%    PIMCO Variable Insurance Trust
  BlackRock Capital Appreciation V.I. Fund              _______%        High Yield Portfolio                           _______%
  BlackRock U.S. Government Bond V.I. Fund              _______%        Long-Term U.S. Government Portfolio            _______%
  BlackRock Value Opportunities V.I. Fund               _______%        Real Return Portfolio                          _______%
Fidelity Variable Insurance Products                                    Short-Term Portfolio                           _______%
    VIP Balanced Portfolio                              _______%        Total Return Portfolio                         _______%
    VIP Contrafund Portfolio                            _______%    Vanguard Variable Insurance Fund
    VIP Index 500 Portfolio                             _______%        Total Bond Market Index Portfolio              _______%
    VIP Money Market Portfolio                          _______%        Total Stock Market Index Portfolio             _______%
    Franklin Templeton Variable Insurance Products Trust            VALIC Company I
    Developing Markets Securities Fund- Class 2         _______%        International Equities Fund                    _______%
    Foreign Securities Fund- Class 2                    _______%        Mid Cap Index Fund                             _______%
    Growth Securities Fund - Class 2                    _______%        Small Cap Index Fund                           _______%






__________________________________________________            _________________________________________________________
Signature of Insured                                           Signature of Policyholder (if other than Insured)

__________________________________ ____, 20___
Date Signed

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Rebalance, Executive Advantage(SM), 05/13
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